NEWS RELEASE

	Contacts:	Randy Frapart, CFO
US Dataworks, Inc.
281-504-8026
FOR IMMEDIATE RELEASE
Ken Dennard, Managing Partner
Dennard Rupp Gray & Lascar, LLC
ksdennard@drg-l.com
713-529-6600

US DATAWORKS ANNOUNCES NEW DIRECTOR

Two Current Directors Stepping Down

Sugar Land, TX – May 10, 2011 -- US Dataworks, Inc. (OTC Bulletin Board: UDWK.OB), a leader in payment processing solutions, announced today that Reed Overfelt has joined the Company’s Board of Directors.  Mr. Overfelt was elected to fill one of the vacancies created by the resignations of Anna Catalano and G. Richard “Rick” Hicks from the Board of Directors.  The other Board vacancy was eliminated, thereby bringing the number of Directors comprising the full Board down to eight.

Mr. Overfelt brings 21 years of experience building and leading fast-growth technology businesses to the US Dataworks Board of Directors.  Mr. Overfelt is currently the Chief Executive of OptimizedNow, LLC, a strategic consulting firm focused on helping traditional software companies make the “transition” to Cloud Computing; the CEO of FullQuota, LLC, a business-to-business (b2b) marketing, lead generation, and inside sales outsourcing company; and a Managing Partner at Cutstone Ventures, LLC, a venture capital firm focused on early and seed stage investing in the software and technology markets.

Mr. Overfelt built and led two highly successful start-ups at Microsoft: a hosting provider channel business, currently generating $1 Billion in global revenue, and $235M sales organization focused on small and medium enterprise customers.  More recently, Reed was a CEO of Mural Consulting a global business strategy firm that helped 100+ software companies develop successful software as a service (SaaS) products.

A published writer, Mr. Overfelt has authored articles covering customer relationship management and enterprise resource planning software. He is also a frequently requested commentator in radio, television and print interviews.  Mr. Overfelt currently serves on the Board of Directors for several of Cutstone Venture’s portfolio companies as well as on the Board of Advisors of the University of Montana, where Mr. Overfelt received his B.A. in Political Science and his Masters of Public Administration.

Charles E. Ramey, US Dataworks’ Chairman and CEO, stated, “We are extremely pleased to have added Reed to our Board of Directors.  He brings a wealth of experience and expertise, particularly in sales and marketing, which will nicely complement that of our current Board.  We welcome him to the Board and look forward to working with him toward the continued success of the Company.”

Ramey added, “I would also like to take this opportunity to thank Ms. Catalano and Mr. Hicks for their valued contribution to the Board during their tenure and wish them the best in their future endeavors.”

About US Dataworks, Inc.

US Dataworks offers on-demand payment processing services with proven enterprise-class payment, deposit, returns processing, and powerful payment analytic tools.  US Dataworks is a trusted payments provider to utilities, telecommunications providers, content providers, financial institutions and government agencies.  Additional information about US Dataworks is available at www.usdataworks.com and at www.clearingworks.com.

Certain statements made in this press release (other than the historical information contained herein) may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements regarding our expectations relative to Mr. Overfelt’s expected contribution to the Company.  Any forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to, the failure of our new solution to perform as anticipated, our ability to provide long-term customer value and agility, our ability to protect our intellectual property, our position in the marketplace, our ability to develop and timely introduce products that address market demand, the impact of alternative technological advances and competitive products, market fluctuations, our ability to repay or refinance our debt,  our ability to realize the anticipated benefits from our business initiatives, and other risks detailed from time to time in our SEC reports  including our Annual Report on Form 10-K/A(Amendment No. 2)  for the fiscal year ended March 31, 2010 filed with the SEC on February 22, 2011 and our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2010 filed with the SEC February 22, 2011.  These forward-looking statements speak only as of the date hereof. US Dataworks disclaims any obligation to update these forward-looking statements.

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